Exhibit 99.1

SUBSCRIPTION AGREEMENT

Boston Therapeutics, Inc.
1750 Elm Street, Suite 103
Manchester, NH 03104
Tel. (603) 935-9799

THIS SUBSCRIPTION AGREEMENT made this _____day of ______________, 2012 by and between Boston Therapeutics, Inc., a Delaware corporation (hereinafter  “ Company”), and the undersigned Subscriber (hereinafter “Subscriber”), who, for and in consideration of the mutual promises and covenants set forth herein, do hereto agree as follows:

    1. Subscription.   The Subscriber hereby subscribes for ____________ Shares (hereinafter “Shares”) of the Company’s Common Stock, at a price of $0.50 per Share, and herewith tenders to the Company by certified bank funds for the subscription in the amount of US$________________, which the Subscriber tenders herewith as payment for the Shares.   For every two (2) shares of Common Stock purchased, Subscriber shall receive, at no additional cost, a warrant to purchase one (1) share of Common Stock in the form attached hereto as Exhibit A (the “Warrant”).  The Warrant shall have a 5 year term and shall be exercisable at any time after issuance at a price of $1.00 per share.

This offering will terminate 180 days from the effective date of the Prospectus (as such term is defined below), although we may close the offering on any date prior if the offering is fully subscribed. As there is no minimum amount of proceeds to be raised, the funds will be deposited in the Company’s operating account and used set forth in the Use of Proceeds section of this prospectus.  If the Company does not sell all 20,000,000 Shares within 180 days from the date of the Prospectus, the offering for the balance of the Shares will terminate and we will sell no further shares pursuant to the offering.

This Subscription Agreement (hereinafter “Subscription”) is an offer by the Subscriber to subscribe for the securities offered by the Company, and, subject to the terms hereof, shall become a contract for the sale of said securities upon acceptance thereof by the Company.

2. Acknowledgement. The undersigned acknowledges that, prior to signing this Subscription Agreement and making this offer to purchase, he or she has received the Prospectus describing the offering of the Shares and Warrants by the Company as filed with the United States Securities and Exchange Commission (the “Prospectus”), and that he or she understands the risks of and other considerations relevant to, a purchase of the Shares and Warrants, including those described under the caption “Risk Factors” in the Prospectus.  The undersigned understands that the resale of the Shares must be effected in reliance on exemptions from qualification in certain states.  The undersigned represents that the undersigned is a resident of the state set forth in the “Subscriber Information” section of the signature page below.  The undersigned further acknowledges that, if the undersigned is a natural person, the undersigned is at least 21 years of age.

3. Acceptance of Subscription and Delivery of Shares and Warrants. This Subscription Agreement is made subject to the Company’s discretionary right to accept or reject the Subscription herein.  If the Company for any reason rejects this Subscription, the Subscription will be refunded in full, without interest, and this Subscription Agreement shall be null, void and of no effect.  Acceptance of this Subscription by the Company will be evidenced by the execution hereof by an officer of the Company.  Delivery of the Shares and Warrants subscribed for herein will be made within three (3) days following the acceptance of this Subscription by the Company.

The undersigned hereby executes this Subscription Agreement as of the ____ day of __________, 2012,
at   ________________________, _______________________

                        (city)                                           (state or country)

Investor Signature      (if individual)                 ____________________________________

Print Name:                                                            ____________________________________

If more than one name on the stock certificate, sign below:

Second Investor Signature                                                ____________________________________

Print Name:                                                                            ____________________________________

Address, if different from First Investor                          ____________________________________

____________________________________

If more than one name on the stock certificate, check status below:

_____	Tenants in Common
_____	Joint Tenants with Right of Survivorship
_____	Other (describe): ______________________________________

Investor                                (if entity)

Print Entity Name:                                ________________________________________

Print Signatory Name:                         ________________________________________

By (signature):                                     ________________________________________

Title:                                                      ________________________________________

Please complete the Subscriber information on the following page.

Subscriber Information:

Name: ________________________________________________________

Address: ______________________________________________________

               ______________________________________________________

State or Country: _______________________________Postal Code:________

Taxpayer ID Number (if U.S. subscriber):____________________

Driver’s License / Passport
Identification Number
email	_____________________________@______________________

EXHIBIT A

WARRANT